PagerDuty Announces Third Quarter Fiscal 2025 Financial Results

Third quarter revenue increased 9% year over year to $119 million
Ending ARR grew 10% year over year to $483 million
Third quarter loss from operations was $10 million; non-GAAP operating income was $25 million

SAN FRANCISCO – (BUSINESS WIRE) – November 26, 2024 – PagerDuty, Inc. (NYSE:PD), a leader in digital operations management, today announced financial results for the third quarter of fiscal 2025, ended October 31, 2024.

“PagerDuty delivered a solid quarter with revenue and non-GAAP operating income results well above third quarter guidance ranges with annual recurring revenue increasing to $483 million, growing 10% year-over-year,” said Chairperson and CEO, Jennifer Tejada. “Consistent performance over the past four quarters has led to stabilization across all business segments, and along with improving leading indicators, positions the business on a strong upward trajectory.”

Third Quarter Fiscal 2025 Financial Highlights

•Revenue was $118.9 million, an increase of 9.4% year over year.
•Loss from operations was $10.3 million; operating margin was negative 8.7%.
•Non-GAAP operating income was $25.0 million; non-GAAP operating margin was 21.0%.
•Net loss per share attributable to PagerDuty, Inc. common stockholders was $0.07.
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders was $0.25.
•Net cash provided by operating activities was $22.1 million, with free cash flow of $19.4 million.
•Cash, cash equivalents, and investments were $542.2 million as of October 31, 2024.

The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between GAAP and non-GAAP financial information.

Third Quarter and Recent Highlights

•Customers with annual recurring revenue over $100 thousand grew 6% to 825 as of October 31, 2024, compared to 778 a year ago.
•Dollar-based net retention rate was 107% as of October 31, 2024, compared to 110% a year ago.
•Free and paid customers totaled more than 30,000 as of October 31, 2024, representing approximately 11% growth year over year.
•Total paid customers were 15,050 as of October 31, 2024, compared to 15,049 a year ago.
•Remaining performance obligations were $405 million as of October 31, 2024. Of this amount, the Company expects to recognize revenue of approximately $278 million, or 69%, over the next 12 months with the balance to be recognized as revenue thereafter.(1)
•Lands and expands include: Alphonso Inc,, CFP Energy Limited, Cloudflare, Infosys, NVIDIA Corporation, Waste Management Inc., and Zscaler.
•Announced Jennifer Tejada as guest speaker during the 2024 AWS re:Invent keynote.
•Introduced enterprise-grade, AI-powered innovations.
•Released Total Economic Impact Study revealing a 249% return on investment over three years using the PagerDuty Operations Cloud.
•Recognized as a Leader in 2024 GigaOm Radar for AIOps.
•Showcased PagerDuty customer - Anaplan.
•Recognized by Fortune's Best Workplaces as one of the top 25 companies for women in their small and medium designation.

(1)Beginning in the first quarter of fiscal 2025, the Company began to include contracts with an original term of less than 12 months in this disclosure which comprised $116 million of remaining non-cancelable performance obligations as of October 31, 2024.

Financial Outlook

For the fourth quarter of fiscal 2025, PagerDuty currently expects:

•Total revenue of $118.5 million - $120.5 million, representing a growth rate of 7% - 8% year over year.
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders of $0.15 - $0.16 assuming approximately 93 million diluted shares and a non-GAAP tax rate of 23%.

For the full fiscal year 2025, PagerDuty currently expects:

•Total revenue of $464.5 million - $466.5 million (compared to the previous guidance of $463.0 million - $467.0 million), representing a growth rate of 8% year over year.
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders of $0.78 - $0.79 (up from $0.67 - $0.72) assuming approximately 95 million diluted shares and a non-GAAP tax rate of 23%.

These statements are forward-looking and actual results may differ materially. Please refer to the section titled "Forward-Looking Statements" below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

PagerDuty has not reconciled forward-looking net loss per share attributable to PagerDuty, Inc. common stock holders to forward-looking non-GAAP net income per share attributable to PagerDuty, Inc. common stockholders because certain items are out of PagerDuty's control or cannot be reasonably predicted. Accordingly, such reconciliation is not available without unreasonable effort.

Conference Call Information

PagerDuty will host a conference call and live webcast (Zoom meeting ID 975 4160 6140) for analysts and investors at 2:00 p.m. Pacific Time on November 26, 2024. For audio only, the dial-in number 1-312-626-6799 may be used. This news release with the financial results will be accessible from PagerDuty’s website at investor.pagerduty.com prior to the conference call. A live webcast of the conference call will be accessible from the PagerDuty investor relations website at investor.pagerduty.com.

Supplemental Financial and Other Information

Supplemental financial and other information can be accessed through PagerDuty’s investor relations website at investor.pagerduty.com. PagerDuty uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors monitor PagerDuty’s investor relations website in addition to following PagerDuty’s press releases, SEC filings, social media, including PagerDuty’s LinkedIn account (https://www.linkedin.com/company/482819), X (formerly Twitter) account @pagerduty, the X account @jenntejada and Facebook page (facebook.com/pagerduty), and public conference calls and webcasts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future financial performance and outlook, and market positioning. Words such as “expect,” “extend,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “accelerate,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks and other factors detailed in our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission (SEC) on March 18, 2024. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2024 and other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the effect of unfavorable conditions in our industry or the global economy, or reductions in information technology spending on our business and results of operations; our ability to achieve and maintain future profitability; our ability to attract new customers and retain and sell additional functionality and services to our existing customers; our ability to sustain and manage our growth; our dependence on revenue from a single product; our ability to compete effectively in an increasingly competitive market; and general global market, political, economic, and business conditions.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About PagerDuty, Inc.

PagerDuty, Inc. (NYSE:PD) is a global leader in digital operations management, enabling customers to achieve operational efficiency at scale with the PagerDuty Operations Cloud. The PagerDuty Operations Cloud combines AIOps, Automation, Customer Service Operations and Incident Management with a powerful generative AI assistant to create a flexible, resilient and scalable platform to increase innovation velocity, grow revenue, reduce cost, and mitigate the risk of operational failure. Half of the Fortune 500 and nearly 70% of the Fortune 100 rely on PagerDuty as essential infrastructure for the modern enterprise. To learn more and try PagerDuty for free, visit www.pagerduty.com.

The PagerDuty Operations Cloud

The PagerDuty Operations Cloud is the platform for mission-critical, time-critical operations work in the modern enterprise. Through the power of AI and automation, it detects and diagnoses disruptive events, mobilizes the right team members to respond, and streamlines infrastructure and workflows across your digital operations. The Operations Cloud is essential infrastructure for revolutionizing digital operations to compete and win as a modern digital business.

Investor Relations Contact:
Tony Righetti
investor@pagerduty.com

Media Contact:
Debbie O'Brien
media@pagerduty.com

SOURCE PagerDuty
Source: PagerDuty, Inc.

PAGERDUTY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2024	2023	2024	2023
Revenue	$118,946	$108,720	$346,053	$319,582
Cost of revenue(1)	20,268	19,705	59,691	57,474
Gross profit	98,678	89,015	286,362	262,108

Operating expenses:
Research and development(1)	34,267	34,272	106,878	104,221
Sales and marketing(1)	49,272	49,630	148,737	143,155
General and administrative(1)	25,432	25,955	78,800	77,547
Total operating expenses	108,971	109,857	334,415	324,923
Loss from operations	(10,293)	(20,842)	(48,053)	(62,815)

Interest income(2)	6,912	6,029	21,408	15,242
Interest expense	(2,377)	(1,454)	(6,888)	(4,184)
Gain on partial extinguishment of convertible senior notes	—	3,970	—	3,970
Other income (expense), net(2)	346	(834)	212	(960)
Loss before (provision for) benefit from income taxes	(5,412)	(13,131)	(33,321)	(48,747)
(Provision for) benefit from income taxes	(715)	41	(1,335)	197
Net loss	$(6,127)	$(13,090)	$(34,656)	$(48,550)
Net loss attributable to redeemable non-controlling interest	(203)	(324)	(681)	(1,513)
Net loss attributable to PagerDuty, Inc.	$(5,924)	$(12,766)	$(33,975)	$(47,037)
Less: Adjustment attributable to redeemable non-controlling interest	634	2,359	9,881	4,088
Net loss attributable to PagerDuty, Inc. common stockholders	$(6,558)	$(15,125)	$(43,856)	$(51,125)

Weighted average shares used in calculating net loss per share, basic and diluted	91,438	93,104	92,530	92,257
Net loss per share, basic and diluted, attributable to PagerDuty, Inc. common stockholders	$(0.07)	$(0.16)	$(0.47)	$(0.55)

(1) Includes stock-based compensation expense as follows:

	Three months ended October 31,		Nine months ended October 31,
	2024	2023	2024	2023
Cost of revenue	$1,432	$1,820	$4,696	$5,860
Research and development	11,576	11,128	34,640	34,002
Sales and marketing	7,639	8,094	23,702	22,362
General and administrative	11,126	10,786	34,041	32,686
Total	$31,773	$31,828	$97,079	$94,910

(2) Includes a reclassification for the three and nine months ended October 31, 2023 for a portion of other income to the interest income line item to conform to current period presentation.

PAGERDUTY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 31, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$326,440	$363,011
Investments	215,722	208,178
Accounts receivable, net of allowance for credit losses of $803 and $1,382 as of October 31, 2024 and January 31, 2024, respectively	75,182	100,413
Deferred contract costs, current	19,632	19,502
Prepaid expenses and other current assets	17,157	12,094
Total current assets	654,133	703,198
Property and equipment, net	19,573	17,632
Deferred contract costs, non-current	24,167	25,118
Lease right-of-use assets	2,436	3,789
Goodwill	137,401	137,401
Intangible assets, net	23,698	32,616
Other assets	5,346	5,552
Total assets	$866,754	$925,306

Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities:
Accounts payable	$7,116	$6,242
Accrued expenses and other current liabilities	15,801	15,472
Accrued compensation	34,474	30,239
Deferred revenue, current	214,058	223,522
Lease liabilities, current	3,550	6,180
Convertible senior notes, net, current	57,332	—
Total current liabilities	332,331	281,655
Convertible senior notes, net, non-current	392,697	448,030
Deferred revenue, non-current	2,659	4,639
Lease liabilities, non-current	6,119	6,809
Other liabilities	4,859	5,280
Total liabilities	738,665	746,413

Redeemable non-controlling interest	16,493	7,293

Stockholders' equity
Common stock	—	—
Additional paid-in capital	699,633	774,768
Accumulated other comprehensive loss	(502)	(733)
Accumulated deficit	(586,410)	(552,435)
Treasury stock	(1,125)	(50,000)
Total stockholders’ equity	111,596	171,600
Total liabilities, redeemable non-controlling interest, and stockholders' equity	$866,754	$925,306

PAGERDUTY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net loss attributable to PagerDuty, Inc. common stockholders	$(6,558)	$(15,125)	$(43,856)	$(51,125)
Net loss and adjustment attributable to redeemable non-controlling interest	431	2,035	9,200	2,575
Net loss	(6,127)	(13,090)	(34,656)	(48,550)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,071	5,025	15,526	15,016
Amortization of deferred contract costs	5,555	5,123	16,261	15,286
Amortization of debt issuance costs	671	523	1,950	1,456
Gain on extinguishment of convertible senior notes	—	(3,970)	—	(3,970)
Stock-based compensation	31,773	31,828	97,079	94,910
Non-cash lease expense	903	1,106	2,538	3,425
Other	(1,387)	(1,524)	(3,852)	(1,426)
Changes in operating assets and liabilities:
Accounts receivable	(8,406)	(5,420)	24,751	18,983
Deferred contract costs	(5,311)	(5,520)	(15,441)	(12,285)
Prepaid expenses and other assets	(2,217)	(1,289)	(5,079)	(2,674)
Accounts payable	(176)	(757)	603	(1,002)
Accrued expenses and other liabilities	(473)	781	(1,302)	767
Accrued compensation	4,823	5,706	4,002	(13,086)
Deferred revenue	(1,070)	(119)	(11,386)	(12,547)
Lease liabilities	(1,556)	(1,486)	(4,505)	(4,484)
Net cash provided by operating activities	22,073	16,917	86,489	49,819
Cash flows from investing activities:
Purchases of property and equipment	(552)	(245)	(1,646)	(1,193)
Capitalized internal-use software costs	(2,078)	(1,441)	(5,019)	(3,812)
Purchases of available-for-sale investments	(54,721)	(43,927)	(153,121)	(151,984)
Proceeds from maturities of available-for-sale investments	54,250	56,500	147,827	164,064
Proceeds from sales of available-for-sale investments	—	—	2,237	—
Purchases of non-marketable equity investments	—	—	—	(200)
Net cash (used in) provided by investing activities	(3,101)	10,887	(9,722)	6,875
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	391,543	(403)	391,543
Purchases of capped calls related to convertible senior notes	—	(55,102)	—	(55,102)
Repurchases of convertible senior notes	—	(223,471)	—	(223,471)
Investment from redeemable non-controlling interest holder	—	—	—	1,781
Repurchases of common stock	(70,310)	(50,000)	(97,523)	(50,000)
Proceeds from employee stock purchase plan	—	—	5,735	6,292
Proceeds from issuance of common stock upon exercise of stock options	723	973	1,527	8,390
Employee payroll taxes paid related to net share settlement of restricted stock units	(8,531)	(9,786)	(22,659)	(25,772)
Net cash (used in) provided by financing activities	(78,118)	54,157	(113,323)	53,661
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	(86)	(177)	(109)	(451)
Net change in cash, cash equivalents, and restricted cash	(59,232)	81,784	(36,665)	109,904
Cash, cash equivalents, and restricted cash at beginning of period	389,234	302,139	366,667	274,019
Cash, cash equivalents, and restricted cash at end of period	$330,002	$383,923	$330,002	$383,923

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to PagerDuty, Inc. common stockholders, non-GAAP net income per share attributable to PagerDuty, Inc. common stockholders, free cash flow, and free cash flow margin.

PagerDuty believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and can assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PagerDuty’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by PagerDuty’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP.

Specifically, PagerDuty excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Stock-based compensation: PagerDuty utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Employer taxes related to employee stock transactions: PagerDuty views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond PagerDuty’s control. As a result, employer taxes related to employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangible assets: PagerDuty views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-related expenses: PagerDuty views acquisition-related expenses, such as transaction costs, acquisition-related retention payments, and acquisition-related asset impairment, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Amortization of debt issuance costs: The imputed interest rates of the Company's convertible senior notes (the "2025 Notes" and the "2028 Notes" or, collectively, the "Notes") was approximately 1.91% for the 2025 Notes and 2.13% for the 2028 Notes. This is a result of the debt issuance costs, which reduce the carrying value of the convertible debt instruments. The debt issuance costs are amortized as interest expense. The expense for the amortization of the debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Restructuring costs: PagerDuty views restructuring costs, such as employee severance-related costs and real estate impairment costs, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Gains (or losses) on partial extinguishment of convertible senior notes: PagerDuty views gains (or losses) on partial extinguishment of debt as events that are not necessarily reflective of operational performance during a period. PagerDuty believes that the consideration of measures that exclude such gain (or loss) impact can assist in the comparison of operational performance in different periods which may or may not include such gains (or losses).

Adjustment attributable to redeemable non-controlling interest: PagerDuty adjusts the value of redeemable non-controlling interest of its joint venture PagerDuty K.K. according to the operating agreement. PagerDuty believes this adjustment is not reflective of operational performance during a period and exclusion of such adjustments can assist in comparison of operational performance in different periods.

Income tax effects and adjustments: Based on PagerDuty's financial outlook for fiscal 2025, PagerDuty is utilizing a projected non-GAAP tax rate of 23% in order to provide better consistency across the interim reporting periods by eliminating the impact of non-recurring and period specific items, which can vary in size and frequency. PagerDuty's estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that PagerDuty believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events.

Non-GAAP gross profit and non-GAAP gross margin

We define non-GAAP gross profit as gross profit excluding the following expenses typically included in cost of revenue: stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, and restructuring costs. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.

Non-GAAP operating expenses

We define non-GAAP operating expenses as operating expenses excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses, which include transaction costs, acquisition-related retention payments, and asset impairment, and restructuring costs which are not necessarily reflective of operational performance during a given period.

Non-GAAP operating income and non-GAAP operating margin

We define non-GAAP operating income as loss from operations excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses, which include transaction costs, acquisition-related retention payments, and asset impairment, and restructuring costs which are not necessarily reflective of operational performance during a given period. We define non-GAAP operating margin as non-GAAP operating income as a percentage of revenue.

Non-GAAP net income attributable to PagerDuty, Inc. common stockholders

We define non-GAAP net income attributable to PagerDuty, Inc. common stockholders as net loss attributable to PagerDuty, Inc. common stockholders excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of debt issuance costs, amortization of acquired intangible assets, acquisition-related expenses, which include transaction costs, acquisition-related retention payments and asset impairment, restructuring costs, adjustment attributable to redeemable non-controlling interest, and income tax adjustments, which are not necessarily reflective of operational performance during a given period.

Non-GAAP net income per share, basic and diluted

We define non-GAAP net income per share, basic as non-GAAP net income attributable to PagerDuty, Inc. common stockholders divided by weighted average shares outstanding at the end of the reporting period. We define non-GAAP net income per share, diluted as non-GAAP net income attributable to PagerDuty, Inc. common stockholders divided by weighted average diluted shares outstanding at the end of the reporting period.

Free cash flow and free cash flow margin

We define free cash flow as net cash provided by operating activities, less cash used for purchases of property and equipment and capitalization of internal-use software costs. We define free cash flow margin as free cash flow as a percentage of revenue. In addition to the reasons stated above, we believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment in order to enhance the strength of our balance sheet and further invest in our business and potential strategic initiatives. A limitation of the utility of free cash flow as a measure of our liquidity is that it does not represent the total increase or decrease in our cash balance for the period. We use free cash flow in conjunction with traditional U.S. GAAP measures as part of our overall assessment of our liquidity, including the preparation of our annual operating budget and quarterly forecasts and to evaluate the effectiveness of our business strategies. There are a number of limitations related to the use of free cash flow as compared to net cash provided by operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

PagerDuty encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate PagerDuty’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of non-GAAP financial measures to their most-comparable GAAP financial measures.

PAGERDUTY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2024	2023	2024	2023
Non-GAAP gross profit and non-GAAP gross margin
Gross profit	$98,678	$89,015	$286,362	$262,108
Add:
Stock-based compensation	1,432	1,820	4,696	5,860
Employer taxes related to employee stock transactions	29	21	112	138
Amortization of acquired intangible assets	2,200	2,087	6,875	6,260
Restructuring costs	—	—	(2)	137
Non-GAAP gross profit	$102,339	$92,943	$298,043	$274,503

Revenue	$118,946	$108,720	$346,053	$319,582
Gross Margin	83.0%	81.9%	82.8%	82.0%
Non-GAAP gross margin	86.0%	85.5%	86.1%	85.9%

Non-GAAP operating expenses
Research and development	$34,267	$34,272	$106,878	$104,221
Less:
Stock-based compensation	11,576	11,128	34,640	34,002
Employer taxes related to employee stock transactions	173	210	691	930
Acquisition-related expenses	227	161	750	484
Amortization of acquired intangible assets	—	88	116	262
Restructuring costs	—	—	(2)	(5)
Non-GAAP research and development	$22,291	$22,685	$70,683	$68,548

Sales and marketing	$49,272	$49,630	$148,737	$143,155
Less:
Stock-based compensation	7,639	8,094	23,702	22,362
Employer taxes related to employee stock transactions	128	39	463	589
Amortization of acquired intangible assets	632	610	1,897	1,830
Restructuring costs	—	(1)	(10)	(49)
Non-GAAP sales and marketing	$40,873	$40,888	$122,685	$118,423

General and administrative	$25,432	$25,955	$78,800	$77,547
Less:
Stock-based compensation	11,126	10,786	34,041	32,686
Employer taxes related to employee stock transactions	122	145	463	658
Acquisition-related expenses	—	530	(1)	530
Amortization of acquired intangible assets	—	21	29	65
Restructuring costs	—	133	24	1,451
Non-GAAP general and administrative	$14,184	$14,340	$44,244	$42,157

Note: Certain figures may not sum due to rounding.

PAGERDUTY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2024	2023	2024	2023
Non-GAAP operating income and non-GAAP operating margin
Loss from operations	$(10,293)	$(20,842)	$(48,053)	$(62,815)
Add:
Stock-based compensation	31,773	31,828	97,079	94,910
Employer taxes related to employee stock transactions	452	415	1,729	2,315
Amortization of acquired intangible assets	2,832	2,806	8,917	8,417
Acquisition-related expenses	227	691	749	1,014
Restructuring costs	—	132	10	1,534
Non-GAAP operating income	$24,991	$15,030	$60,431	$45,375

Revenue	$118,946	$108,720	$346,053	$319,582
Operating margin	(8.7)%	(19.2)%	(13.9)%	(19.7)%
Non-GAAP operating margin	21.0%	13.8%	17.5%	14.2%

Non-GAAP net income attributable to PagerDuty, Inc. common stockholders
Net loss attributable to PagerDuty, Inc. common stockholders	$(6,558)	$(15,125)	$(43,856)	$(51,125)
Add:
Stock-based compensation	31,773	31,828	97,079	94,910
Employer taxes related to employee stock transactions	452	415	1,729	2,315
Amortization of debt issuance costs	671	523	1,950	1,456
Amortization of acquired intangible assets	2,832	2,806	8,917	8,417
Acquisition-related expenses	227	691	749	1,014
Restructuring costs	—	132	10	1,534
Gain on extinguishment of convertible senior notes	—	(3,970)	—	(3,970)
Adjustment attributable to redeemable non-controlling interest	634	2,359	9,881	4,088
Income tax effects and adjustments	(6,310)	(466)	(16,402)	(1,920)
Non-GAAP net income attributable to PagerDuty, Inc. common stockholders	$23,721	$19,193	$60,057	$56,719

Non-GAAP net income per share, basic
Net loss per share, basic, attributable to PagerDuty, Inc. common stockholders	$(0.07)	$(0.16)	$(0.47)	$(0.55)
Non-GAAP adjustments to net loss attributable to PagerDuty, Inc. common stockholders	0.33	0.37	1.12	1.16
Non-GAAP net income per share, basic, attributable to PagerDuty, Inc. common stockholders	$0.26	$0.21	$0.65	$0.61

Non-GAAP net income per share, diluted(1)
Net loss per share, diluted, attributable to PagerDuty, Inc. common stockholders	$(0.07)	$(0.16)	$(0.47)	$(0.55)
Non-GAAP adjustments to net loss attributable to PagerDuty, Inc. common stockholders	0.32	0.36	1.10	1.13
Non-GAAP net income per share, diluted, attributable to PagerDuty, Inc. common stockholders	$0.25	$0.20	$0.63	$0.58

Weighted-average shares used in calculating net loss per share, basic and diluted	91,438	93,104	92,530	92,257

Weighted-average shares used in calculating non-GAAP net income per share
Basic	91,438	93,104	92,530	92,257
Diluted	94,036	96,235	95,549	100,834
Note: Certain figures may not sum due to rounding.

(1) On October 13, 2023, the Company provided written notice to the trustee and the note holders of the 2025 Notes that it had irrevocably elected to settle the principal amount of its convertible senior notes in cash and pay or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at the Company’s election, in respect to the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the 2025 Notes being converted. The company uses the if-converted method to calculate the non-GAAP net income per diluted share attributable to PagerDuty, Inc. related to the convertible notes due 2025 prior to the election on October 13, 2023. As such, approximately 5.8 million and 6.7 million shares related to the convertible notes due 2025 were included in the non-GAAP diluted outstanding share number for the three and nine months ended October 31, 2023, respectively, related to the period prior to the election on October 13, 2023. Similarly, for the three and nine months ended October 31, 2023, the numerator used to compute this measure was increased by $0.7 million and $2.5 million, respectively, for after-tax interest expense savings related to our convertible notes.

PAGERDUTY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except percentages)
(unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2024	2023	2024	2023
Free cash flow and free cash flow margin
Net cash provided by investing activities	$22,073	$16,917	$86,489	$49,819
Purchases of property and equipment	(552)	(245)	(1,646)	(1,193)
Capitalization of internal-use software costs	(2,078)	(1,441)	(5,019)	(3,812)
Free cash flow	$19,443	$15,231	$79,824	$44,814
Net cash (used in) provided by investing activities	$(3,101)	$10,887	$(9,722)	$6,875
Net cash (used in) provided by financing activities	$(78,118)	$54,157	$(113,323)	$53,661

Revenue	$118,946	$108,720	$346,053	$319,582
Free cash flow margin	16.3%	14.0%	23.1%	14.0%